UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2008

Alliant Energy Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4902 North Biltmore Lane, Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(608) 458-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

   On February 6, 2008, Alliant Energy Corporation (the “Company”) issued a press release announcing its earnings for the fourth quarter and year ended December 31, 2007, its earnings guidance for 2008 and its projected capital expenditures for 2008 to 2010. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein. Included in this press release are fourth quarter 2007 and year ended 2007 earnings from continuing operations excluding a gain on the sale of IPL’s electric transmission assets, fourth quarter 2006 and year ended 2006 earnings from continuing operations excluding a gain on the sale of Alliant Energy New Zealand Ltd. stock, and year ended 2006 earnings from continuing operations excluding non-regulated charges related to debt reductions, which are non-GAAP (accounting principles generally accepted in the United States of America) financial amounts. Alliant Energy has reported these non-GAAP financial amounts as alternate measures to enable investors to better understand the operating performance of Alliant Energy.

Item 9.01    Financial Statements and Exhibits.

   (a)    Not applicable.

   (b)    Not applicable.

   (c)    Not applicable.

   (d)    Exhibits  The following exhibits are being furnished herewith:

           (99.1)  Alliant Energy Corporation press release dated February 6, 2008.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: February 6, 2008	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated February 6, 2008

Exhibit Number

(99.1)             Alliant Energy Corporation press release dated February 6, 2008.